CARDENAS

Cardenas Markets, Inc.
2501 E. Guasti Road
Ontario, CA 91761
US

Telephone............: 909.923.7426
Fax.......................: 909.923.4665

Vendor ....: Green Hygienics, Inc
Address..............: 1222 SE 47th St.
Cape Coral, FL 33904
US

Phone ....: 239-829-4372
Fax......................: 239-236-9082
Email..................:
Broker ....:

Purchase Order...............: PO103827-1

Delivery address
Cardenas Markets, Inc. (Guast)
2501 East Guasti Road
Ontario, CA 91761
US

Order Date.......................: 2/20/2013
Required Date ....: 3/1/2013
Mode of Delivery ....:
Lead Time ....:
Terms ....: N030
Page ....: 1

UPC	Description	Weight	Cube	Pack size	Tie/High	Order Qty	UOM	List Cost	O.I	oll Allo	BB O.I.	Bill Back	Net cost	Ext Cost	Misc
85922700401	SENSATIONAL BATH TISSUE 400 SHEET 12 / 1 CT	[redacted]		1x1EA	5X10	[redacted]	Case	[redacted]			0.00	0.00	[redacted]	[redacted]	0.00

Total QTY: [redacted] Total weight: [redacted] Total cube: [redacted] Total net cost: 21,600.00 PO Total: 21 600.00

Warehouse only: Email or Call for appointment prior to delivery
grappts@cmkts.com
909-923-7426 ext. 1431 (Patricia Avila, from 9:30 am to 3:30 pm)

NOTE: Certain parts of this Purchase Order has been blacked out due to proprietary information.

CARDENAS®

Cardenas Markets, Inc.
2501 E. Guasti Road
Ontario, CA 91761
US

Telephone..............: 909.923.7426
Fax.......................: 909.923.4665

Vendor..............: Green Hygienics, Inc
Address.............: 1222 SE 47th St.
Cape Coral, FL 33904
US

Phone ....: 239-829-4372
Fax......................: 239-236-9082
Email...............:
Broker ....:

Purchase Order ....: PO103829-1

Delivery address
Cardenas Markets, Inc. (Guasti)
2501 East Guasti Road
Ontario, CA 91761
US

Order Date ....: 2/20/2013
Required Date ....: 2/28/2013
Mode of Delivery ....:
Lead Time..........................:
Terms. ....: N030

Page ....: 1

UPC	Description	Weight	Cube	Pack size	Tie/High	Order Qty	UOM	List Cost	C.I poll Allo	BB-O.I.	Bill Back	Net cost	Ext.Cost	Misc.
85322700404	SENSATIONAL BATH TISSUE 400 SHEET 4 / 12 CT	[redacted]	[redacted]	x12EA	5X13	[redacted]	Case	[redacted]		0.00	0.00	[redacted]	[redacted]	0.00

Total QTY: [redacted] Total weight: [redacted] Total cube: [redacted] Total net cost: 19,800.00 PO Total: 19,800.00

Warehouse only: Email or Call for appointment prior to delivery
grappts@cmkts.com
909-923-7426 ext. 1431 (Patricia Avila, from 9:30 am to 3:30 pm)

NOTE: Certain parts of this Purchase Order has been blacked out due to proprietary information.